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Independent auditors' consent

The board and shareholders IDS Stock Fund, Inc.:

The board of trustees and unitholders Growth and Income Trust:
    Equity Portfolio

We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



KPMG Peat Marwick LLP
Minneapolis, Minnesota
November 25, 1997